CERTIFICATIONS

Todd E. Heim, Principal Executive Officer, and Daniel D. Bauer, Principal Financial Officer, of Ultimus Managers Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2023 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

Ultimus Managers Trust	Ultimus Managers Trust

/s/ Todd E. Heim	/s/ Daniel D. Bauer
Todd E. Heim, Principal Executive Officer	Daniel D. Bauer, Treasurer and Principal Financial Officer

Date: January 29, 2024	Date: January 29, 2024

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ultimus Managers Trust and will be retained by Ultimus Managers Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.